Exhibit 99.2

JRD Unico, Inc. and Affiliates

Combined Financial Statements (Unaudited)

For the Quarterly Periods Ended June 27, 2026 and June 28, 2025

JRD Unico, Inc. and Affiliates

Index

Page(s)

Combined Financial Statements (Unaudited)

Combined Balance Sheets	3

Combined Statements of Income	4

Combined Statements of Comprehensive Income	5

Combined Statements of Stockholders’ Deficiency	6

Combined Statements of Cash Flows	7

Notes to the Unaudited Combined Financial Statements	8-19

2

JRD Unico, Inc. and Affiliates

Combined Balance Sheets (Unaudited)

	June 27, 2026	December 27, 2025
Assets
Current assets
Cash and cash equivalents	$283,090,000	$190,867,000
Restricted cash	41,873,000	41,206,400
Accounts receivable, net of allowance for credit losses of $5,485,000 as of June 27, 2026 and $4,368,900 as of December 27, 2025	11,263,000	9,058,800
Inventories	599,022,200	596,254,500
Prepaid expenses and other current assets	54,501,100	28,241,200
Total current assets	989,749,300	865,627,900
Property, plant and equipment, net	1,664,047,700	1,625,121,200
Deferred income taxes	98,499,700	98,548,700
Operating lease right-of-use assets	260,718,000	226,365,500
Goodwill	317,475,800	317,475,800
Other assets	52,549,500	50,803,800
Total assets	$3,383,040,000	$3,183,942,900
Liabilities and Stockholders' Deficiency
Current liabilities
Accounts payable	$963,233,200	$814,832,900
Accrued expenses	304,201,400	313,784,200
Current portion of operating lease liabilities	33,742,000	30,479,900
Current maturities of long-term debt	184,527,000	186,870,100
Total current liabilities	1,485,703,600	1,345,967,100
Long-term liabilities
Long-term debt, less current maturities	4,454,149,700	4,522,785,900
Long-term debt, less current maturities - related parties	1,139,895,500	1,525,689,600
Other long-term liabilities	109,032,800	103,864,400
Long-term operating lease liabilities	245,523,500	213,404,400
Total long-term liabilities	5,948,601,500	6,365,744,300
Total liabilities	7,434,305,100	7,711,711,400
Commitments and contingencies (Notes 9 and 12)
Stockholders' Deficiency
Common stock, $0.01 par value, 400,000 shares authorized; 212,682.8 shares issued, 141,135.2 shares outstanding as of June 27, 2026 and December 27, 2025	2,100	2,100
Less: treasury stock, at cost, 71,547.6 shares held as of June 27, 2026 and December 27, 2025	(2,614,087,800)	(2,614,087,800)
Accumulated other comprehensive income (loss)	66,600	(66,000)
Retained deficiency	(1,437,246,000)	(1,913,616,800)
Total stockholders' deficiency	(4,051,265,100)	(4,527,768,500)
Total liabilities and stockholders' deficiency	$3,383,040,000	$3,183,942,900

The accompanying notes are an integral part of these unaudited combined financial statements.

3

JRD Unico, Inc. and Affiliates

Combined Statements of Income (Unaudited)

	13-Week Periods Ended		26-Week Periods Ended
	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025
Sales	$4,284,427,100	$4,131,138,800	$8,061,677,100	$7,864,685,000
Cost of sales	3,486,792,000	3,360,861,600	6,542,199,500	6,410,645,800
Gross profit	797,635,100	770,277,200	1,519,477,600	1,454,039,200
Selling, general and administrative expenses	256,721,600	258,001,800	441,809,500	508,845,300
Operating income	540,913,500	512,275,400	1,077,668,100	945,193,900
Other expense, net
Interest expense	40,427,500	79,529,500	86,188,400	116,435,100
Interest expense - related parties	17,500,300	21,641,900	31,875,300	44,005,200
Interest income	(3,387,400)	(3,294,400)	(6,928,300)	(6,577,500)
Loss (gain) on interest rate swaps, net	889,600	7,352,700	(1,553,600)	20,658,900
Amortization of deferred financing costs	495,800	538,000	991,600	1,076,100
Other income	(2,954,600)	(2,864,600)	(5,900,500)	(5,616,200)
Total other expense, net	52,971,200	102,903,100	104,672,900	169,981,600
Income before provision for income taxes	487,942,300	409,372,300	972,995,200	775,212,300
Provision for income taxes	132,350,400	114,470,200	264,293,900	208,191,300
Net income	$355,591,900	$294,902,100	$708,701,300	$567,021,000

The accompanying notes are an integral part of these unaudited combined financial statements.

4

JRD Unico, Inc. and Affiliates

Combined Statements of Comprehensive Income (Unaudited)

	13-Week Periods Ended		26-Week Periods Ended
	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025
Net income	$355,591,900	$294,902,100	$708,701,300	$567,021,000
Change in fair value of interest rate swap agreements, net of taxes	(74,000)	(403,300)	132,600	(1,416,300)
Comprehensive income	$355,517,900	$294,498,800	$708,833,900	$565,604,700

The accompanying notes are an integral part of these unaudited combined financial statements.

5

JRD Unico, Inc. and Affiliates

Combined Statements of Stockholders’ Deficiency (Unaudited)

13-Week & 26-Week Periods Ended June 27, 2026 and June 28, 2025

					Accumulated
					Other
	Common Stock		Treasury Stock		Comprehensive	Retained
	Shares	Amount	Shares	Amount	Income (Loss)	Deficiency	Total
Balance at December 28, 2024	141,135.2	$2,100	71,547.6	$(2,614,087,800)	$1,990,900	$(2,654,598,900)	$(5,266,693,700)
Net income	-	-	-	-	-	272,118,900	272,118,900
Change in fair value of interest rate swap agreements, net of taxes of $374,700	-	-	-	-	(1,013,000)	-	(1,013,000)
Dividends	-	-	-	-	-	(200,000,000)	(200,000,000)
Balance at March 29, 2025	141,135.2	$2,100	71,547.6	$(2,614,087,800)	$977,900	$(2,582,480,000)	$(5,195,587,800)
Net income	-	-	-	-	-	294,902,100	294,902,100
Change in fair value of interest rate swap agreements, net of taxes of $149,200	-	-	-	-	(403,300)		(403,300)
Dividends	-	-	-	-	-	(55,994,800)	(55,994,800)
Balance at June 28, 2025	141,135.2	$2,100	71,547.6	$(2,614,087,800)	$574,600	$(2,343,572,700)	$(4,957,083,800)
Balance at December 27, 2025	141,135.2	$2,100	71,547.6	$(2,614,087,800)	$(66,000)	$(1,913,616,800)	$(4,527,768,500)
Net income	-	-	-	-	-	353,109,400	353,109,400
Change in fair value of interest rate swap agreements, net of taxes of ($76,500)	-	-	-	-	206,600	-	206,600
Dividends	-	-	-	-	-	-	-
Balance at March 28, 2026	141,135.2	$2,100	71,547.6	$(2,614,087,800)	$140,600	$(1,560,507,400)	$(4,174,452,500)
Net income	-	-	-	-	-	355,591,900	355,591,900
Change in fair value of interest rate swap agreements, net of taxes of ($27,500)	-	-	-	-	(74,000)	-	(74,000)
Dividends	-	-	-	-	-	(232,330,500)	(232,330,500)
Balance at June 27, 2026	141,135.2	$2,100	71,547.6	$(2,614,087,800)	$66,600	$(1,437,246,000)	$(4,051,265,100)

The accompanying notes are an integral part of these unaudited combined financial statements.

6

JRD Unico, Inc. and Affiliates

Combined Statements of Cash Flows (Unaudited)

26-Week Periods Ended June 27, 2026 and June 28, 2025

	26-Week Periods Ended
	June 27, 2026	June 28, 2025
Cash flows from operating activities
Net income	$708,701,300	$567,021,000
Adjustments to reconcile net income to net cash provided by operating activities
Provision for credit losses	1,116,100	997,300
Depreciation and amortization expense	36,725,200	37,661,400
Amortization of deferred financing costs	991,600	1,076,100
(Gain) loss on interest rate swaps	(1,553,600)	20,658,900
Changes in operating assets and liabilities
Accounts receivable	(3,320,300)	(3,057,300)
Inventories	(2,767,700)	(47,470,700)
Prepaid expenses and other current assets	(26,259,900)	(47,634,000)
Other assets	(1,564,200)	12,648,100
Net change in operating right-of-use assets and lease liabilities	1,028,700	1,217,600
Accounts payable	148,400,300	129,828,600
Accrued expenses	(9,582,900)	18,647,400
Income taxes payable	-	(30,051,200)
Other long-term liabilities	6,722,000	(5,849,700)
Net cash provided by operating activities	858,636,600	655,693,500
Cash flows from investing activities
Purchases of fixed assets	(75,651,700)	(44,435,000)
Net cash used in investing activities	(75,651,700)	(44,435,000)
Cash flows from financing activities
Repayments of mortgage notes	(13,788,900)	(16,210,700)
Repayment of shareholder notes - related parties	(385,794,100)	(100,000,000)
Repayment of long-term debt	(58,181,800)	(158,181,800)
Dividends paid	(232,330,500)	(255,994,800)
Net cash used in financing activities	(690,095,300)	(530,387,300)
Net increase in cash, cash equivalents, and restricted cash	92,889,600	80,871,200
Cash, cash equivalents, and restricted cash
Beginning of year	232,073,400	217,437,300
End of period	$324,963,000	$298,308,500
Cash and cash equivalents	$283,090,000	$257,141,000
Restricted cash	41,873,000	41,167,500
Total cash, cash equivalents and restricted cash shown in the Combined Balance Sheets	$324,963,000	$298,308,500
Supplemental disclosure of cash flow information
Cash paid for the period for
Interest	$88,426,900	$99,905,800
Interest - related parties	$31,875,300	$44,005,200
Income taxes	$261,245,900	$260,763,700

The accompanying notes are an integral part of these unaudited combined financial statements.

7

JRD Unico, Inc. and Affiliates

Notes to the Unaudited Combined Financial Statements

Quarterly Periods Ended June 27, 2026 and June 28, 2025 (13 Weeks & 26 Weeks)

1.	Description of Business and Basis of Presentation

JRD Unico, Inc., a C-Corporation, through its wholly owned subsidiaries, JRD Holdings LLC (“JRD”) and Jetro Holdings LLC (“JHLLC”), both limited liability companies, (collectively, the “Company”) is engaged primarily in the cash-and-carry distribution of food, restaurant supplies, and related items throughout the United States through its Jetro Cash and Carry and Restaurant Depot warehouses.

Pending Acquisition by Sysco Corporation

On March 30, 2026, Sysco Corporation agreed to acquire JRD Unico, Inc. and Warehouse Realty. The transaction is expected to close approximately nine to twelve months from the date of the announcement, subject to the satisfaction of customary closing conditions, including the receipt of regulatory approvals.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The unaudited combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and on the same basis as the Company’s audited combined financial statements for the year ended December 27, 2025. Certain information and disclosures included in the annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, the unaudited combined financial statements reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair statement of the Company’s financial position, results of operations, cash flows, and stockholders’ deficiency for the periods presented. The results reported in the unaudited combined financial statements are not necessarily indicative of the results expected for any future interim or annual period. The unaudited combined financial statements should be read in conjunction with the audited combined financial statements for the year ended December 27, 2025.

Principles of Combination

The accompanying combined financial statements are prepared in accordance with accounting principles generally accepted in the United States of America and include the accounts of the Company and its subsidiaries, all of which are wholly owned, as well as the accounts of its affiliate Warehouse Realty, LLC (“Warehouse Realty”). The accounts of the affiliate are included in these combined financial statements due to common ownership and management. Warehouse Realty is an entity owned primarily by the ultimate shareholders of the Company which leases substantially all of its real estate to JHLLC. All significant intercompany accounts and transactions have been eliminated in combination.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The level of uncertainty in estimates and assumptions increases with the length of time until underlying transactions are completed, and accordingly, actual results could differ from those estimates. Significant estimates relate to self-insurance reserves and fair value estimates and measurements.

8

JRD Unico, Inc. and Affiliates

Notes to the Unaudited Combined Financial Statements

Quarterly Periods Ended June 27, 2026 and June 28, 2025 (13 Weeks & 26 Weeks)

Fiscal Year and Quarter-End

The Company has a 52-53 week fiscal year ending on the last Saturday of the calendar year and 13-14 week fiscal quarters ending on the last Saturday of March, June, and September. Under the Company’s policy, fiscal Q2 2026 is defined as the 13-week period ending June 27, 2026 and fiscal Q2 2025 is defined as the 13-week period ending June 28, 2025.

Revenue Recognition

The Company follows Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers (the “Standard”). The Company recognizes revenues when its performance obligation is satisfied, which is the point at which control of the promised goods is transferred to its customers, in an amount that reflects the consideration the Company expects to be entitled to receive in exchange for those goods. For all the Company’s customer arrangements, control transfers to the customer at a point-in-time when goods have been delivered, as that is generally when legal title, physical possession and risks and rewards of goods transfer to the customer. The timing of satisfaction of the performance obligation is not subject to significant judgment.

Sales tax collected from customers is not included in revenue but rather recorded as a liability due to the respective taxing authorities.

Disaggregated Revenues

The following table presents sales revenue by region for the 13-week and 26-week periods ended June 27, 2026 and June 28, 2025:

	13-Week Periods Ended
	June 27, 2026	June 28, 2025
East	1,968,210,400	$1,901,535,600
Southeast	504,153,900	474,857,000
Midwest	573,529,900	547,591,200
West	1,238,532,900	1,207,155,000
Total sales	$4,284,427,100	$4,131,138,800

	26-Week Periods Ended
	June 27, 2026	June 28, 2025
East	3,624,927,100	$3,572,122,600
Southeast	986,714,600	947,559,500
Midwest	1,062,471,900	1,020,923,900
West	2,387,563,500	2,324,079,000
Total sales	$8,061,677,100	$7,864,685,000

9

JRD Unico, Inc. and Affiliates

Notes to the Unaudited Combined Financial Statements

Quarterly Periods Ended June 27, 2026 and June 28, 2025 (13 Weeks & 26 Weeks)

Contract Balances

After satisfaction of the Company’s performance obligations, it has an unconditional right to consideration as outlined in its contracts with customers. The Company extends credit terms to some of its customers based on its assessment of each customer’s creditworthiness. Customer receivables included in accounts receivable, net of allowance for credit losses in the Combined Balance Sheets at June 27, 2026 and December 27, 2025, were $11,263,000 and $9,058,800, respectively.

Cash, Cash Equivalents and Restricted Cash

The Company considers short-term investments with original maturities of three months or less to be cash equivalents and maintains its cash in bank accounts, which, at times, may exceed federally insured limits. The Company believes it mitigates its risks by investing in or through major financial institutions. The Company is required to maintain certain cash balances due primarily to collateral on workers compensation policies and escrow for mortgages on certain properties which amount to $41,873,000 and $41,206,400 at June 27, 2026 and December 27, 2025, respectively.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in business circumstances indicate the carrying value of the assets may not be recoverable. In reviewing for impairment, the Company compares the carrying value of the assets to the estimated undiscounted future cash flows expected from the use of the assets and their eventual disposition. When the estimated undiscounted future cash flows are less than their carrying amount, an impairment loss is recognized equal to the difference between the asset’s fair value and its carrying amount. The Company does not believe any events have occurred through June 27, 2026, that would indicate its long-lived assets are impaired.

Leases

The Company leases certain warehouse space for use in operations. The Company’s leases are evaluated at inception or at any subsequent material modification and, depending on the lease terms, are classified as either finance leases or operating leases.

Operating lease right-of-use assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. Most of the leases provide an implicit rate. For those leases that do not provide an implicit rate, an incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at the commencement date is used. Certain leases may include options to renew which the Company includes when it is reasonably certain that the renewal option would be exercised. Lease agreements with the lease and nonlease components are generally accounted for separately.

Derivative Financial Instruments

The Company uses derivatives to manage exposure to interest rate fluctuations. The Company’s objective for holding derivatives is to minimize the volatility of cash flows associated with changes in interest rates. The Company does not enter derivative transactions for trading or speculative purposes. The Company recognizes derivatives as either assets or liabilities in the Combined Balance Sheets and measures these instruments at fair value. The fair value of interest rate swaps is estimated using option pricing models that value the potential swaps to become in the money through changes in interest rates during the remaining term of the agreement. The Company obtains bank quotations to assist in the valuation. Changes in the fair value of those instruments are reported in earnings or other comprehensive income depending on the nature of the derivative and whether it qualifies for hedge accounting.

10

JRD Unico, Inc. and Affiliates

Notes to the Unaudited Combined Financial Statements

Quarterly Periods Ended June 27, 2026 and June 28, 2025 (13 Weeks & 26 Weeks)

Fair Value Measurements

In accordance with current accounting guidance, the Company discloses the fair value of its investments in a hierarchy that prioritizes the inputs to valuation techniques used to measure the fair value. The hierarchy gives the highest priority to valuations based upon unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to valuations based upon unobservable inputs that are significant to the valuation (Level 3 measurements).

The accounting guidance provides three levels of the fair value hierarchy as follows:

Level 1	Inputs that reflect unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date;

Level 2	Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly, including inputs in markets that are not considered to be active;

Level 3	Inputs that are unobservable.

A financial instrument’s level within the fair value hierarchy is based upon the lowest level of any input that is significant to the fair value measurement. However, the determination of what constitutes “observable” requires significant judgment by the Company. The Company considers observable data to be market data which is readily available, regularly distributed or updated, reliable and verifiable, not proprietary, and provided by independent sources that are actively involved in the relevant market.

The fair value of investments in marketable securities is based upon the quoted market prices of those investments at period end. The fair values of the interest rate swap contracts are based on valuations of similar, but not identical, instruments.

Recently Issued Accounting Pronouncements

In November 2024, the FASB issued ASU 2024-03, Income Statement - Reporting Comprehensive Income -Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. The guidance requires disclosures about specific expense categories, including but not limited to, purchases of inventory, employee compensation, depreciation, amortization and selling expenses. The ASU is effective for annual periods beginning after December 15, 2026, and for interim periods within annual reporting periods beginning after December 15, 2027. The Company is currently assessing the effect that adoption of this guidance will have on its combined financial statements.

11

JRD Unico, Inc. and Affiliates

Notes to the Unaudited Combined Financial Statements

Quarterly Periods Ended June 27, 2026 and June 28, 2025 (13 Weeks & 26 Weeks)

3.	Inventories

Inventories consist of the following at June 27, 2026 and December 27, 2025:

	June 27, 2026	December 27, 2025
Merchandise inventory, at FIFO	$1,009,699,700	$1,002,432,500
Less: LIFO reserve	410,677,500	406,178,000
Merchandise inventory, at LIFO	$599,022,200	$596,254,500

Use of the LIFO method, as compared to the first-in, first-out (“FIFO”) method, had the effect of decreasing inventories and income before provision for income taxes by $2,250,000 and $2,250,000 for the 13-week periods ended June 27, 2026 and June 28, 2025, respectively, and by $4,499,500 and $4,500,000 for the 26-week periods ended June 27, 2026 and June 28, 2025, respectively.

4.	Property, Plant and Equipment

Property, plant and equipment, net, consists of the following at June 27, 2026 and December 27, 2025:

	June 27, 2026	December 27, 2025
Land	546,470,000	546,420,000
Buildings and improvements	1,217,099,600	1,191,679,300
Equipment, furniture and fixtures	580,168,500	551,707,400
Construction in progress	57,954,900	45,912,000
Leasehold improvements	293,891,300	284,213,900
	2,695,584,300	2,619,932,600
Less: Accumulated depreciation and amortization	1,031,536,600	994,811,400
Property, plant and equipment, net	$1,664,047,700	$1,625,121,200

Total depreciation and amortization expense relating to property, plant, and equipment amounted to $18,496,700 and $18,875,100, for the 13-week periods ended June 27, 2026 and June 28, 2025, respectively. Total depreciation and amortization expense relating to property, plant, and equipment amounted to $36,725,200 and $37,661,400, for the 26-week periods ended June 27, 2026 and June 28, 2025, respectively. Depreciation and amortization expense are included as a component of cost of sales within the Combined Statements of Income.

5.	Long-Term Debt

The Company’s long-term debt consists primarily of senior fixed and variable-rate private placement notes and mortgage financings secured by certain Company-owned and Warehouse Realty properties, as well as shareholder dividend notes. These arrangements and their related covenants are more fully described in the Company’s combined financial statements for the year ended December 27, 2025.

On March 26, 2026, the Company made a principal repayment of $385,794,100 on its outstanding shareholder notes. During the 26-week periods ended June 27, 2026 and June 28, 2025, there were no other material changes to the Company’s long-term debt arrangements, interest rates, or significant terms, other than routine principal repayments in accordance with existing amortization schedules. The Company was in compliance with all debt covenants as of June 27, 2026 and December 27, 2025.

12

JRD Unico, Inc. and Affiliates

Notes to the Unaudited Combined Financial Statements

Quarterly Periods Ended June 27, 2026 and June 28, 2025 (13 Weeks & 26 Weeks)

6.	Derivative Financial Instruments

JRD Holdings, LLC

At June 27, 2026 and December 27, 2025, JRD was a party to five interest rate swap agreements with terms expiring through April 25, 2028. Under these agreements, JRD pays or receives from the counterparty, on a quarterly basis, the amounts, if any, by which JRD’s interest payments on the aggregate hedged debt ($535,000,000 at June 27, 2026 and December 27, 2025) are below or exceed specified rates. The swap agreements do not meet the requirements for hedge accounting treatment. The fair value of these interest rate swaps was an asset of $22,086,400 and $21,003,800 as of June 27, 2026 and December 27, 2025, respectively, and is included in other assets in the Combined Balance Sheets. JRD recorded a loss of $691,000 and loss of $5,640,000 for the 13-week periods ended June 27, 2026 and June 28, 2025, respectively, as a component of loss (gain) on interest rate swaps, net, in the Combined Statements of Income. JRD recorded a gain of $1,082,600 and loss of $16,223,300 for the 26-week periods ended June 27, 2026 and June 28, 2025, respectively, as a component of loss (gain) on interest rate swaps, net, in the Combined Statements of Income.

JRD received $2,532,400 and $4,007,300 during the 13-week periods ended June 27, 2026 and June 28, 2025, respectively, pursuant to these agreements, which is recorded as a component of interest expense, net, in the Combined Statements of Income. JRD received $5,244,800 and $8,691,900 during the 26-week periods ended June 27, 2026 and June 28, 2025, respectively, pursuant to these agreements, which is recorded as a component of interest expense, net, in the Combined Statements of Income.

Jetro Management and Development Corp.

Jetro Management and Development Corp. (“JMD”), a wholly owned subsidiary of the Company, was a party to three interest rate swap agreements at June 27, 2026 and December 27, 2025, with terms expiring through January 2037. Under the agreements, JMD pays or receives from the counterparty, on a monthly basis, the amounts, if any, by which JMD’s interest payments on the aggregate hedged debt ($77,440,600 and $79,414,000 at June 27, 2026 and December 27, 2025, respectively) are below or exceed specified rates. JMD received $424,700 and $586,800 during the 13-week periods ended June 27, 2026 and June 28, 2025, respectively, pursuant to these agreements, which is recorded as a component of interest expense, net, in the Combined Statements of Income. JMD received $855,000 and $1,171,300 during the 26-week periods ended June 27, 2026 and June 28, 2025, respectively, pursuant to these agreements, which is recorded as a component of interest expense, net, in the Combined Statements of Income.

These JMD agreements do not meet the requirements for hedge accounting treatment. The fair value of these interest rate swaps was an asset of $9,259,900 and $8,878,400 as of June 27, 2026 and December 27, 2025, respectively, and is included in other assets in the Combined Balance Sheets. The Company recorded, as a component of loss (gain) on interest rate swaps, net, a loss of $149,100 and a loss of $1,086,300 during the 13-week periods ended June 27, 2026 and June 28, 2025. The Company recorded, as a component of loss (gain) on interest rate swaps, net, a gain of $381,500 and a loss of $2,855,000 during the 26-week periods ended June 27, 2026 and June 28, 2025.

13

JRD Unico, Inc. and Affiliates

Notes to the Unaudited Combined Financial Statements

Quarterly Periods Ended June 27, 2026 and June 28, 2025 (13 Weeks & 26 Weeks)

Warehouse Realty

At June 27, 2026 and June 28, 2025, Warehouse Realty was a party to three interest rate swap agreements, with terms expiring through January 2037. The interest rate swap agreements are intended to reduce the impact of changes in interest rates on the Company’s debt. Under the agreements, on a monthly basis, Warehouse Realty pays or receives from the counterparties, consisting of one financial institution, the amounts, if any, by which the Company’s interest payments are below or exceed specified interest rates. The aggregate debt hedged is $142,221,400 and $148,158,500 at June 27, 2026 and December 27, 2025, respectively. Warehouse Realty received $343,900 and $1,160,400 during the 13-week period ended June 27, 2026 and June 28, 2025, respectively, pursuant to these agreements, which is recorded as a component of interest expense, net, in the Combined Statements of Income. Warehouse Realty received $704,800 and $2,328,200 during the 26-week period ended June 27, 2026 and June 28, 2025, respectively, pursuant to these agreements, which is recorded as a component of interest expense, net, in the Combined Statements of Income.

Two of these swap agreements at June 27, 2026 and December 27, 2025 meet the requirements for hedge accounting treatment. The fair value of these interest rate swaps was an asset of $1,059,900 and $878,400 as of June 27, 2026 and December 27, 2025, respectively, and is included in other assets in the Combined Balance Sheets. The Company recorded, as a component of other comprehensive income, an unrealized loss of $74,000 net of deferred taxes of $27,500 for the 13-week period ended June 27, 2026 and an unrealized loss of $403,300 net of deferred taxes of $149,200 for the 13-week period ended June 28, 2025. The Company recorded, as a component of other comprehensive income, an unrealized gain of $132,600 net of deferred taxes of $49,000 for the 26-week period ended June 27, 2026 and an unrealized loss of $1,416,300 net of deferred taxes of $523,900 for the 26-week period ended June 28, 2025.

One of these swap agreements does not meet the requirements for hedge accounting. The fair value of the interest rate swap was an asset of $2,193,800 and $2,100,700 as of June 27, 2026 and December 27, 2025, respectively, and is included in other assets in the Combined Balance Sheets. The Company recorded, as a component of loss (gain) on interest rate swaps, net, a loss of $49,500 and loss of $626,400 during the 13-week periods ended June 27, 2026 and June 28, 2025, respectively. The Company recorded, as a component of loss (gain) on interest rate swaps, net, a gain of $89,500 and loss of $1,580,600 during the 26-week periods ended June 27, 2026 and June 28, 2025, respectively.

The Company is exposed to credit losses in the event of nonperformance by the counterparties to its interest rate swap exchange agreements. The Company anticipates, however, that counterparties will be able to fully satisfy their obligations under the contracts. The Company does not obtain collateral to support financial instruments but monitors the credit standing of the counterparties.

7.	Income Taxes

The Company’s effective tax rate was 27.1% and 28.0% for the 13-week periods ended June 27, 2026 and June 28, 2025, respectively, and 27.2% and 26.9% for the 26-week periods ended June 27, 2026 and June 28, 2025, respectively. The effective tax rates were higher than the Company's 21% statutory tax rate primarily due to the impact of state income taxes.

The determination of the provision for income taxes requires judgment, the use of estimates and the interpretation and application of complex tax laws. The Company’s provision for income taxes reflects income earned and taxed in various U.S. federal and state jurisdictions. Tax law changes and increases or decreases in permanent book versus tax basis differences all affect the overall effective tax rate.

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JRD Unico, Inc. and Affiliates

Notes to the Unaudited Combined Financial Statements

Quarterly Periods Ended June 27, 2026 and June 28, 2025 (13 Weeks & 26 Weeks)

8.	Common Stock and Membership Interests

JRD Unico, Inc. has the authority to issue up to 400,000 shares, of which 200,000 shares are shares of a class of common stock designated as General Business Common Stock (“GS Stock”), par value $0.01 per share and 200,000 shares are shares of a class of common stock designated as Licensed Business Common Stock (“LS Stock”), par value $0.01 per share. GS Stock and LS Stock are presented together on the Combined Balance Sheets and Combined Statements of Stockholders’ Deficiency.

There were no material changes in the number of shares issued and outstanding of GS Stock and LS Stock as of June 27, 2026 and December 27, 2025.

The membership interests in Warehouse Realty are divided into two separate classes designated as Class A Interests and Class B Interests. The Class A Members have voting rights, while the Class B Members have no voting rights. The Class B Interests bear dividends and shall be entitled to receive such dividends at the rate per annum of 6% of initial capital contributions attributable to the purchase of Class B Interests compounded annually. The unpaid portion of the dividends shall accrue interest at 6% per annum. Both the Class A and Class B membership interests, along with dividends accrued and/or paid, are eliminated in combination.

Warehouse Realty has 202,988 shares of Class A membership interests as of June 27, 2026 and December 27, 2025.

In addition, JHLLC has subscribed to $12,308,600 of Warehouse Realty Class B membership interests as of June 27, 2026 and December 27, 2025. Both the Class A and Class B membership interests are eliminated in combination.

Warehouse Realty is not owned by the Company and is included in these combined financial statements due to common ownership and management. Net income from this entity was $3,945,000 and $10,562,400 in the 13-week periods ended June 27, 2026 and June 28, 2025, respectively. Net income from this entity was $7,951,200 and $18,153,100 in the 26-week periods ended June 27, 2026 and June 28, 2025, respectively. The net equity of this entity was a deficit of $121,075,300 and $128,342,200 at June 27, 2026 and December 27, 2025, respectively.

On May 14, 2026, the Board of Directors unanimously approved a cash dividend of $232,330,500, or $2,906.51 per share,, which was paid on June 26, 2026.

9.	Lease Commitments

The Company leases land, buildings and certain equipment under operating lease agreements with terms ranging from five to twenty years, some of which include options to extend the leases up to five years. The Company determines if an arrangement is a lease at inception.

Operating lease rental expense was $10,432,700 and $10,943,200 for the 13-week periods ended June 27, 2026 and June 28, 2025, respectively. Such amounts are net of rental income of $2,921,700 and $2,841,300 in the 13-week periods ended June 27, 2026 and June 28, 2025, respectively, and are included within selling, general and administrative expenses in the Combined Statements of Income.

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JRD Unico, Inc. and Affiliates

Notes to the Unaudited Combined Financial Statements

Quarterly Periods Ended June 27, 2026 and June 28, 2025 (13 Weeks & 26 Weeks)

Operating lease rental expense was $20,283,600 and $21,783,600 for the 26-week periods ended June 27, 2026 and June 28, 2025, respectively. Such amounts are net of rental income of $5,867,600 and $5,716,100 in the 26-week periods ended June 27, 2026 and June 28, 2025, respectively, and are included within selling, general and administrative expenses in the Combined Statements of Income.

Supplemental cash flow information related to leases is as follows:

	For the 13-Week Period Ended
	June 27, 2026	June 28, 2025
Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows from operating leases	$10,172,000	$10,365,800
Right-of-use assets obtained in exchange for lease obligations
Operating leases	-	-

	For the 26-Week Period Ended
	June 27, 2026	June 28, 2025
Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows from operating leases	$19,460,700	$20,576,000
Right-of-use assets obtained in exchange for lease obligations
Operating leases	45,942,300	16,402,300

Supplemental balance sheet information related to leases is as follows:

	June 27, 2026	December 27, 2025
Operating lease right-of-use assets	$260,718,000	$226,365,500
Current portion of operating lease liabilities	$33,742,000	$30,479,900
Long-term operating lease liabilities	245,523,500	213,404,400
Total operating lease liabilities	$279,265,500	$243,884,300
Weighted average remaining lease term	8.99 years	8.17 years
Weighted average discount rate	2.79%	2.75%

The Company has entered into additional operating leases totaling $112,571,600 that have not commenced as of June 27, 2026. These operating leases will commence in 2026 with lease terms up to 15 years.

10.	Employee Benefit and Compensation Plans

Deferred Compensation

The Company maintains a deferred compensation plan for several senior executives pursuant to Section 414(a) of the Internal Revenue Code. At June 27, 2026 and December 27, 2025 amounts contributed or to be contributed to the trust, inclusive of accumulated earnings, were $16,384,400. The asset and related liability are included in other assets and long-term liabilities in the Combined Balance Sheets. The Company did not record any deferred compensation expense for either the 13-week or 26-week periods ended June 27, 2026 and June 28, 2025. Such expenses, when recognized, are included as a component of selling, general and administrative expenses within the Combined Statements of Income.

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JRD Unico, Inc. and Affiliates

Notes to the Unaudited Combined Financial Statements

Quarterly Periods Ended June 27, 2026 and June 28, 2025 (13 Weeks & 26 Weeks)

Assets related to the Company’s contributions to the plan are held in a Rabbi Trust and are invested in a mix of cash equivalents, mutual funds and equity securities at the direction of the trustee. The investments within the Rabbi Trust are classified as trading securities. Realized gains and losses were immaterial during each of the 13-week and 26-week periods ended June 27, 2026 and June 28, 2025. Unrealized gains and losses are included within selling, general and administrative expenses within the Combined Statements of Income.

Earnings Appreciation Rights

The Company has earnings appreciation rights agreements (“EARs”), a formula based deferred compensation plan, with several senior executives. The vesting of benefits is based upon the completion of three to ten years of service. Compensation expense is based on the estimated value of the EARs and recognized on a straight-line basis over the vesting period. The value of the EARs is estimated based on expected pre-tax income of the Company relative to the base year in which the EAR was awarded. The value of the EARs was $92,110,100 and $108,911,000 as of June 27, 2026 and December 27, 2025, respectively. The portion of the EARs liability expected to be settled within one year is included in accrued expenses, with the remainder classified as other long-term liabilities in the Combined Balance Sheets.

The related compensation expense, reflected in selling, general and administrative expenses in the Combined Statements of Income, was $2,500,000 during each of the 13-week periods ended June 27, 2026 and June 28, 2025 and $5,000,000 during each of the 26-week periods ended June 27, 2026 and June 28, 2025.

Contributory Savings Plan

The Company administers a contributory savings plan under Section 401(k) of the Internal Revenue Code for all eligible employees not covered by a collective bargaining agreement. Contributions by employees are not taxable until retirement. The Company’s contributions under the Plan, which are discretionary, were $3,208,100 and $3,102,300 for both the 13-week and 26-week periods ended June 27, 2026 and June 28, 2025, respectively.

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JRD Unico, Inc. and Affiliates

Notes to the Unaudited Combined Financial Statements

Quarterly Periods Ended June 27, 2026 and June 28, 2025 (13 Weeks & 26 Weeks)

11.	Fair Value Measurements

Financial assets and liabilities measured at fair value on a recurring basis as of June 27, 2026 are summarized below:

	Level 1	Level 2	Level 3	Total
Assets
Cash equivalents	$132,500	$-	$-	$132,500
Trust assets	16,384,400	-	-	16,384,400
Derivative instruments	-	34,600,000	-	34,600,000
Total assets	$16,516,900	$34,600,000	$-	$51,116,900

Financial assets and liabilities measured at fair value on a recurring basis as of December 27, 2025 are summarized below:

	Level 1	Level 2	Level 3	Total
Assets
Cash equivalents	$131,800	$-	$-	$131,800
Trust assets	16,384,400	-	-	16,384,400
Derivative instruments	-	32,861,300	-	32,861,300
Total assets	$16,516,200	$32,861,300	$-	$49,377,500

The Company’s cash equivalents consist of money market funds that are traded in an active market and the net asset value of each fund on the last day of the quarter is used to determine its fair value. Valuations of these cash equivalents do not require a significant degree of judgment, and as such, are classified as Level 1.

The Company’s trust assets consist primarily of stocks and mutual funds that are traded in an active market and the net asset value of each fund on the last day of the quarter is used to determine its fair value. Valuations of these funds do not require a significant degree of judgment. As such, they are classified as Level 1.

The Company’s derivative instruments represent swap assets and liabilities and the fair values are based on valuations of similar, but not identical, instruments which are traded in an active market. As such, they are classified as Level 2.

The Company’s significant financial instruments consist primarily of cash and cash equivalents, accounts receivable, marketable securities, accounts payable, accrued expenses, long-term debt and interest rate swap contracts. The fair values of accounts receivable, accounts payable and accrued expenses approximate their carrying values based on their liquidity. As of June 27, 2026, the fair value of long-term debt was $5,512,082,300 compared to a carrying value of $5,786,998,000. As of December 27, 2025, the fair value of long-term debt was $6,036,670,000 compared to a carrying value of $6,244,763,000.

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JRD Unico, Inc. and Affiliates

Notes to the Unaudited Combined Financial Statements

Quarterly Periods Ended June 27, 2026 and June 28, 2025 (13 Weeks & 26 Weeks)

12.	Litigation

The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s Combined Balance Sheets, results of operations or cash flows.

13.	Subsequent Events

The Company has evaluated all events or transactions that occurred subsequent to June 27, 2026 and through August 7, 2026, the date these combined financial statements were available to be issued.

Other than those already disclosed, the Company did not identify any other subsequent events that would have required adjustments to or further disclosure in these combined financial statements pursuant to the guidance for accounting and disclosure of subsequent events.

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